Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 28, 2011, relating to the consolidated financial statements of Emergent Group, Inc., and Subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
August 25, 2011